Exhibit 21.1
MOMENTIVE PERFORMANCE MATERIALS INC.
LIST OF SUBSIDIARIES

Entity Name	Domestic or Foreign and Region of Incorporation
MPM Escrow LLC	DOMESTIC, Delaware
MPM Finance Escrow Corp.	DOMESTIC, Delaware
Momentive Performance Materials Worldwide Inc.	DOMESTIC, Delaware
Momentive Performance Materials USA Inc.	DOMESTIC, Delaware
Juniper Bond Holdings I LLC	DOMESTIC, Delaware
Juniper Bond Holdings II LLC	DOMESTIC, Delaware
Juniper Bond Holdings III LLC	DOMESTIC, Delaware
Juniper Bond Holdings IV LLC	DOMESTIC, Delaware
Momentive Performance Materials Quartz, Inc.	DOMESTIC, Delaware
MPM Silicones, LLC	DOMESTIC, New York
Momentive Performance Materials South America Inc.	DOMESTIC, Delaware
Momentive Performance Materials China SPV Inc.	DOMESTIC, Delaware
MPM AR LLC	DOMESTIC, Delaware
Momentive Performance Materials Industria de Silicones Ltda	FOREIGN, BRAZIL
Momentive Performance Materials Canada ULC	FOREIGN, CANADA (Alberta)
Momentive Performance Materials Nova Scotia ULC	FOREIGN, CANADA (Nova Scotia)
Momentive Performance Materials S. de R.L. de C.V.	FOREIGN, MEXICO
Momentive Performance Materials Shanghai Co Ltd	FOREIGN, CHINA
Momentive Performance Materials (Nantong) Co Ltd	FOREIGN, CHINA
Wuxi Momentive Performance Materials Co Ltd	FOREIGN, CHINA
Momentive Performance Materials Hong Kong Ltd	FOREIGN, HONG KONG
Momentive Performance Materials Japan LLC	FOREIGN, JAPAN
Ohta Kako LLC	FOREIGN, JAPAN
Momentive Performance Materials Korea Co Ltd	FOREIGN, KOREA
Momentive Performance Materials Pte Ltd	FOREIGN, SINGAPORE
Momentive Services S. de R.L. de C.V.	FOREIGN, MEXICO
Momentive Performance Materials Ltd.	FOREIGN, UNITED KINGDOM
Momentive Performance Materials Commercial Services GmbH	FOREIGN, GERMANY
Momentive Performance Materials Rus LLC	FOREIGN, RUSSIA
Momentive Performance Materials Kimya Sanayi Ve Ticaret Limited Sirketi	FOREIGN, TURKEY
Momentive Performance Materials (Pty) Ltd.	FOREIGN, SOUTH AFRICA

Entity Name	Domestic or Foreign and Region of Incorporation
Momentive Performance Materials (Shanghai) Management Co., Ltd.	FOREIGN, CHINA
Momentive Performance Materials (Shanghai) Trading Co., Ltd.	FOREIGN, CHINA
TA Holding Pte Ltd	FOREIGN, SINGAPORE
Nautilus Pacific Two Pte Ltd	FOREIGN, SINGAPORE
Nautilus Pacific Four Pte Ltd	FOREIGN, SINGAPORE
Momentive Performance Materials Asia Pacific Pte Ltd	FOREIGN, SINGAPORE
Momentive Performance Materials (Thailand) Ltd	FOREIGN, THAILAND
Momentive Performance Materials Benelux BVBA	FOREIGN, BELGIUM
Momentive Performance Materials France Sarl	FOREIGN, FRANCE
Momentive Performance Materials GmbH	FOREIGN, GERMANY
Momentive Performance Materials Quartz GmbH	FOREIGN, GERMANY
Momentive Performance Materials (India) Private Limited	FOREIGN, INDIA
Momentive Performance Materials Italy Srl	FOREIGN, ITALY
Momentive Performance Materials Specialties Srl	FOREIGN, ITALY
Momentive Performance Materials Silicones BV	FOREIGN, NETHERLANDS
Momentive Performance Materials Suisse Sarl	FOREIGN, SWITZERLAND